Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                        For the Month of February 2000
                      Distribution Date of March 15, 2000
                            Servicer Certificate #35

Original Pool Amount Initial Receivables               $411,613,980.45
Subsequent Receivables (transferred 5/9/97)             $76,128,743.83
Subsequent Receivables (transferred 5/23/97)            $12,254,010.44

Beginning Pool Balance                                 $101,082,302.70
Beginning Pool Factor                                        0.2072451

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $6,720,943.83
     Interest Collected                                    $807,570.06

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $272,932.80
Total Additional Deposits                                  $272,932.80

Repos / Chargeoffs                                         $323,696.19
Aggregate Number of Notes Charged Off                              110

Total Available Funds                                    $7,801,446.69

Ending Pool Balance                                     $94,037,662.68
Ending Pool Factor                                           0.1928018

Servicing Fee                                               $84,235.25

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                 $10,910,276.93
     Target Percentage                                          10.00%
     Target Balance                                      $9,403,766.27
     Minimum Balance                                    $10,499,931.43
     (Release) / Deposit                                         $0.00
     Ending Balance                                     $10,910,276.93

Current Weighted Average APR:                                   9.745%
Current Weighted Average Remaining Term (months):                21.08
Delinquencies                                             Dollars        Notes
     Installments:               1 - 30 days          $1,315,844.41       870
                                 31 - 60 days           $635,762.67       394
                                 60+  days              $502,656.43       193

     Total:                                           $2,454,263.51       920

     Balances:                   60+  days            $5,581,557.53       193

Memo Item - Reserve Account
     Prior Month                                     $10,764,061.29
+    Invest. Income                                      $45,148.84
+    Excess Serv.                                       $101,066.80
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $10,910,276.93

Exhibit 20.3
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of February 2000

                                                                                 NOTES
                                         (Money Market)
                                            TOTAL            CLASS A - 1        CLASS A - 2        CLASS A - 3     CLASS B NOTES
                                        $500,000,000.00    $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                       0.00%              0.00%            100.00%             0.00%
     Coupon                                                        5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                  $101,082,302.70
Ending Pool Balance                      $94,037,662.68

Collected Principal                       $6,720,943.83
Collected Interest                          $807,570.06
Charge - Offs                               $323,696.19
Liquidation Proceeds / Recoveries           $272,932.80
Servicing                                    $84,235.25
Cash Transfer from Reserve Account                $0.00
Total Collections Available
  for Debt Service                        $7,717,211.44

Beginning Balance                       $101,082,302.70             $0.00              $0.00     $83,582,302.70    $17,500,000.00

Interest Due                                $571,504.62             $0.00              $0.00        $470,150.45       $101,354.17
Interest Paid                               $571,504.62             $0.00              $0.00        $470,150.45       $101,354.17
Principal Due                             $7,044,640.02             $0.00              $0.00      $7,044,640.02             $0.00
Principal Paid                            $7,044,640.02             $0.00              $0.00      $7,044,640.02             $0.00

Ending Balance                           $94,037,662.68             $0.00              $0.00     $76,537,662.68    $17,500,000.00
Note / Certificate Pool Factor                                     0.0000             0.0000             0.4349            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                       $7,616,144.64             $0.00              $0.00      $7,514,790.47       $101,354.17

Interest Shortfall                                $0.00             $0.00              $0.00              $0.00             $0.00
Principal Shortfall                               $0.00             $0.00              $0.00              $0.00             $0.00
     Total Shortfall                              $0.00             $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                            $101,066.80
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance           $10,910,276.93
(Release) / Draw                                  $0.00
Ending Reserve Acct Balance              $10,910,276.93

Exhibit 20.3
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of February 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                      5                  4                  3                   2                 1
                                   Oct-99             Nov-99             Dec-99              Jan-00            Feb-00
Beginning Pool Balance         $132,134,086.39    $123,175,690.40    $116,282,961.46    $109,149,572.74    $101,082,302.70

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                  $181,143.52        $128,310.24        $177,708.40        $164,958.04        $323,696.19
    Recoveries                     $315,981.59        $122,774.52        $328,240.04        $218,859.06        $272,932.80

Total Charged Off (Months 5, 4, 3)                    $487,162.16
Total Recoveries (Months 3, 2, 1)                     $820,031.90
Net Loss / (Recoveries) for 3 Mos                    ($332,869.74)(a)

Total Balance (Months 5, 4, 3)                    $371,592,738.25 (b)

Loss Ratio Annualized  [(a/b) * (12)]                    -1.0750%

Trigger:  Is Ratio > 1.5%                                      No
                                                                         Dec-99              Jan-00            Feb-00

B)   Delinquency Trigger:                                              $4,091,540.87      $4,738,199.19      $5,581,557.53
     Balance delinquency 60+ days                                           3.51861%           4.34101%           5.52179%
     As % of Beginning Pool Balance                                         1.99584%           3.11883%           4.46047%
     Three Month Average

Trigger:  Is Average > 2.0%                                   Yes

C)   Noteholders Percent Trigger:                         2.1821%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                    No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer